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                                   EXHIBIT 4.4

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                             STOCK OPTION AGREEMENT

       1. GRANT OF OPTION. Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), hereby grants to THOMAS P. RICE (the "Optionee") a nonstatutory stock option (the "Option") to purchase an aggregate of two hundred thousand (200,000) shares of the Company's Class A Common Stock (the "Common Stock"), at an exercise price of one dollar $1.00 per share, purchasable as set forth in, and subject to the terms and conditions of, this agreement (the "Agreement"). This Option will expire at 5:00 p.m. Eastern Time on December 31, 2008 (the "Expiration Date"), unless fully exercised or terminated earlier pursuant to this Agreement. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        This Agreement shall be administered by the Compensation Committee of the Company's Board of Directors or by such other committee as may be appointed by the Board of Directors from time to time (hereinafter referred to as the "Administrator").

       2. EXERCISE OF OPTION.

                  (a) RIGHT TO EXERCISE. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option. To the extent not exercised, vested shares shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee's death, disability or other termination of employment, exercisability shall be governed by Section 5 of this Agreement.

                  (b) VESTING. 100,000 shares subject to the Option shall vest upon execution of this Agreement, and the remaining 100,000 shares subject to the Option shall vest in five equal installments of 20,000 shares on each December 31 hereafter, beginning with December 31, 1999, provided that the Optionee is in the continuous employ of the Company from the date hereof through the applicable date upon which vesting is scheduled to occur. Unless the Option has earlier terminated, vesting of the Option shall be accelerated so that the unvested portion of the Option shall become 100% vested in the Optionee upon the earliest to occur of: (i) any biotechnology or pharmaceutical company or company providing services or products to the biotechnology or pharmaceutical industry acquiring 20% or more of the Company's Common Stock; (ii) termination of the Optionee's employment with the Company as a result of the Optionee's Total Disability (as defined in his Employment Agreement with the Company); (iii) termination of the Optionee's employment with the Company as a result of the Optionee's death; (iv) the Company's sending to Optionee notice of non-renewal of the Employment Period (as defined in his Employment Agreement with the Company); (v) termination of the Optionee's employment with the Company without cause (determined pursuant to his Employment Agreement with the Company); or
(vi) a Change in Control of the Company (as defined in his Employment Agreement with the Company).



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For purposes of this Agreement, references to Optionee's Employment Agreement with the Company shall mean the Executive Employment Agreement, dated as of January 11, 1999, any amendment thereto or any successor agreement thereto, between the Company and the Optionee.

                  (c) EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, this Option may be exercised, in whole or in part, by the Optionee's delivery of written notice of exercise to the Company, specifying the number of vested shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share or for fewer than one hundred (100) whole shares.

      3. PAYMENT OF PURCHASE PRICE. Payment of the purchase price for shares purchased upon exercise of this Option shall be made by delivery to the Company of cash or a certified check to the order of the Company in an amount equal to the purchase price of such shares or by any other method that the Administrator may approve.

         So long as the Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, the Administrator may authorize payment of the purchase price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Administrator to deliver promptly to the Company so much of the aggregate amount of sale or loan proceeds as are necessary to pay the purchase price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

      4. DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAW.

               (a) GENERAL. The Company shall, upon receipt of the Optionee's payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

               (b) LISTING, QUALIFICATION, ETC. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto on any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to Administrator.

      5.       TERMINATION OF EMPLOYMENT.

               (a) EXERCISE PERIOD FOLLOWING CESSATION OF EMPLOYMENT EXCEPT FOR CAUSE. If the Optionee ceases to be employed by the Company for any reason other than termination for cause (determined pursuant to his Employment Agreement with the Company), this Option shall be exercisable during the 120-day period following such cessation, but in no event after the Expiration Date, and this Option shall terminate in its entirety upon the expiration of such 120-day period.

               (b) TERMINATION FOR CAUSE. This Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Optionee's termination of employment for cause (determined pursuant to his Employment Agreement with the Company).



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      6.        NONTRANSFERABILITY OF OPTION. This Option is personal to
Optionee, and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null and void.

      7. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this Option unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     8. ADJUSTMENTS; CORPORATE TRANSACTIONS. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, spin-off, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the number, kind and price of shares covered by the Option.

                Notwithstanding the foregoing, if following an exercise but prior to issuance of shares of the corresponding number of Common Stock under this Option, the Company sells or exchanges all or substantially all of its assets, or a majority or more of the outstanding shares of Common Stock of the Company are sold or exchanged to any party, then the Optionee at his option may receive, in lieu of such shares of Common Stock otherwise issuable upon such exercise, such money or property as he would have been entitled to receive if this Option had been exercised prior to such sale or exchange.

      9. WITHHOLDING TAXES. The Company's obligation to deliver shares of Common Stock upon the exercise of this Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local tax withholding requirements. The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due the Optionee, the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option.

      10.       INVESTMENT REPRESENTATION; LEGEND.

               (a) REPRESENTATIONS. The Optionee represents, warrants and covenants that:

                         (1) Any shares purchased upon exercise of this
Option shall be acquired for the Optionee's account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act, and that he will not distribute the same in violation of any state or federal law or regulation; and.

                         (2) The Optionee understands that (A) the shares upon
exercise of this Option may not be registered under the Securities Act or under the securities laws of any state and, therefore, will be "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an exemption from registration is then available and (C) there is currently no registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock underlying this Option.

                         (3) Optionee  is  an  "accredited  investor"  within
the meaning of Rule 501 of Regulation D promulgated under the Securities Act.



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                By making payment upon exercise of this Option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 10.

                (b) LEGEND ON STOCK CERTIFICATES. Unless previously registered under the Securities Act and all applicable state securities laws, all stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this Option shall contain a legend substantially in the following form:

                "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to such shares under the Securities Act of 1933, and qualification thereof under applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act or qualification under applicable state securities laws is not required."

      11. RESERVATION OF SHARES. The Company will reserve and set apart and have at all times, free from preemptive rights, a sufficient number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Option to enable it to fulfill all its obligations hereunder.

      12. REGISTRATION OF SHARES. Promptly upon the request of the Optionee following the earlier of (i) such time as the Corporation receives at any time or from time to time hereafter from one or more equity investments, whether through the sale of common or preferred stock of the Corporation or otherwise, in an amount equal to or exceeding, in the aggregate, $3,000,000, or
(ii) December 31, 1999, the Corporation shall: (x) file a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, covering all of the shares deliverable upon exercise of this Option, and (y) use all commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after its filing. Once such Registration Statement has been declared effective, the Corporation shall take such further action as is necessary to maintain its effectiveness until Optionee shall have disposed of all of the shares covered by this Option, except that if this Option shall terminate or expire without Optionee having exercised any portion of it, the Corporation shall thereafter have no further obligation to maintain the effectiveness of such Registration Statement. The Corporation shall have the right to delay its performance under this Section 12, insofar as may be reasonably necessary or appropriate in order to facilitate or to otherwise avoid interference with any securities offering by the Company which may be ongoing or imminent at the time which performance would otherwise be due under this Section 12; and the Optionee agrees to cooperate with the Corporation accordingly.

      13.       MISCELLANEOUS.

                (a) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, or the Optionee's successor, as the case may be, the word "Optionee" shall be deemed to include such person.

                (b) This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

                (c) All notices under this Option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be


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designated in writing by either of the parties to one another, or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

                (d) This Option shall be governed by and construed in accordance with the laws of the State of Maryland, other than the conflict of laws principles thereof.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of January 11, 1999.

ATTEST:                                 CHESAPEAKE BIOLOGICAL LABORATORIES, INC.







/s/ John T. Janssen                   By:  /s/ Narlin B. Beaty
________________________________         _______________________________________



                              OPTIONEE'S ACCEPTANCE

         The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof.

                                               OPTIONEE:





                                                     /s/ Thomas P. Rice
                                               _________________________________
                                               Thomas P. Rice



                                               Date: March 8, 1999
                                                     ______________